Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-284886 on Form S-8 of our report dated March 26, 2025, relating to the financial statements of Pony AI Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People's Republic of China

April 25, 2025